UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 28, 2013, Eastman Kodak Company (“Kodak” or the “Company”) commenced a process to seek consents from the lenders under its existing Debtor-in-Possession Credit Agreement, dated as of January 20, 2012 (as amended, the “DIP Credit Agreement”), to two amendments. The first amendment would extend the covenant requirement under the DIP Credit Agreement for when the Company is required to file a chapter 11 plan and disclosure statement with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) from February 15, 2013 to April 30, 2013, in light of the Company’s previously announced junior debtor-in-possession facility, which was approved by the Bankruptcy Court on January 24, 2013 (the “Junior DIP Financing”). The second amendment is designed to permit the incurrence of the Junior DIP Financing and make a number of related changes, and would become effective upon the closing of the Junior DIP Financing, subject to the term loans under the existing DIP Credit Agreement having been paid in full. This second amendment would, among other things, (i) extend the maturity date of the facility from July 20, 2013 to September 30, 2013, to match the maturity of the Junior DIP Financing, (ii) eliminate the Canadian revolving facility, which is not being used by the Company, and reduce the aggregate amount of the US revolving credit commitments from $225,000,000 to $200,000,000, (iii) remove machinery and equipment from the borrowing base of the revolving facility and (iv) revise the existing financial covenants and modify other covenants to match the terms agreed for the Junior DIP Facility. The first amendment is subject to approval by a majority of the existing revolving and term loan lenders under the DIP Credit Agreement. The second amendment is subject to approval by the existing revolving lenders under the DIP Credit Agreement, as the term loans under the existing DIP Credit Agreement will be fully repaid at closing of the Junior DIP Financing and effectiveness of the second amendment. There is no assurance that Kodak will receive the relevant consents to approve any of these amendments. Additionally, Kodak may amend, modify, eliminate or change the amendments that it is seeking consents from its lenders to approve. The amendments, if any, that are ultimately adopted may differ from the amendments summarized above.

Additionally, Kodak currently expects to consummate the transactions contemplated by the Patent Sale Agreement, dated December 18, 2012, between Kodak and Intellectual Ventures Fund 83 LLC on or about February 1, 2013 (the “Patent Transaction”). Pursuant to the terms of the DIP Credit Agreement, at the closing of the Patent Transaction, Kodak will apply 100% of the net cash proceeds from the sale of the patents and 75% of the net cash proceeds from licensing certain patents to repay amounts outstanding under the term loan facility under the existing DIP Credit Agreement. As a result, Kodak expects to pay $418.7 million of such net cash proceeds to repay the existing term loans and to retain $108.3 million of such net cash proceeds, pending closing of the Junior DIP Financing, when the remaining balance outstanding under the existing term loans will be repaid.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, including the exhibits attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the steps necessary to complete the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibits attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Date: January 28, 2013